As filed with the Securities and Exchange Commission on October 6, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

OREGON	93-1269184
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

111 West 7th Avenue,

Eugene, Oregon 97401

(541) 686-8685

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended 1999 Incentive Stock Option Plan

Amended 1999 Director Stock Option Plan

(Full title of plans)

Copies of communications to:

STEPHEN M KLEIN, ESQ. Graham & Dunn P.C. Pier 70 2801 Alaskan Way, Suite 300 Seattle, Washington 98121-1128 (206) 340-9648	HAL BROWN President and Chief Executive Officer 111 West 7th Avenue Eugene, Oregon 97401 (541) 686-8685

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum Aggregate offering price(3)	Amount of registration fee(2)

Common shares	798,000	$17.96	$14,332,080	$1,159

Notes:

1.	Shares of Registrant’s Common Stock issuable upon exercise of options outstanding under the Registrant’s Amended 1999 Incentive Stock Option Plan, and Amended 1999 Director Stock Option Plan (collectively, the “Plans”), together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plans as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock, as provided in Rule 416(a) under the Securities Act.
2.	This Form S-8 with respect to the Plans relates only to the registration of additional securities of the same class as other securities for which a registration statement on Form S-8 is effective. Pursuant to General Instruction E of Form S-8, the filing fee is based only on the additional securities that may be issued pursuant to the respective Plans.
3.	Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (“Securities Act”), the price per share is estimated to be $17.96 based upon the average of the high ($18.05) and the low ($17.86) trading prices of the common stock, $1.00 par value per share of Pacific Continental Corporation as reported on the Nasdaq Stock Market on October 2, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Pacific Continental Corporation (“Company” or “Registrant”) will send or give the documents containing the information required by Part I of this registration statement on Form S-8 (the “Registration Statement”) to each participant in the Company’s Plans as specified by Rule 428(b)(1) under the Securities Act of 1933 (the “Securities Act”). Such documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1. Plan Information *

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

PART II.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

INCORPORATION BY REFERENCE

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by the Company on April 19, 2002 under Registration No. 333-86632, with respect to the securities offered pursuant to the Company’s 1999 Employee Stock Option Plan and 1999 Director Stock Option Plan (“Registration No. 333-86632) are incorporated by reference, with the exception of such opinions, consents, required signatures and exhibits, which are included and made a part of this registration statement.

In addition, the description of the Common Shares contained in the Registration No. 333-86632, including any amendments or reports filed for the purpose of updating such description, is incorporated by reference in this registration statement.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Graham & Dunn PC, Registrant’s legal counsel, regarding legality of the Common Stock being registered

23.1	Consent of Graham & Dunn PC (included in Exhibit 5.1)

23.2	Consent of Zirkle, Long & Trigueiro, LLC

24.1	Powers of Attorney (see the Signature Page and certified resolutions of the Registrant’s Board of Directors)

99.1	Amended 1999 Employee Stock Option Plan

99.2	Amended 1999 Director Stock Option Plan

99.3	Form of Incentive Stock Option Agreement

99.4	Form of Nonqualified Stock Option Agreement

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eugene, State of Oregon, on September 16, 2003.

PACIFIC CONTINENTAL CORPORATION

By:	/s/ HAL BROWN
Hal Brown
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Hal Brown and Michael A. Reynolds, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons, in the capacities indicated, on September 16, 2003.

Signature	Title

/s/ HAL BROWN Hal Brown	President, Director and C.E.O. (Principal Executive Officer)

/s/ MICHAEL A. REYNOLDS Michael A. Reynolds	Vice President and C.F.O. (Principal Financial and Accounting Officer)

/s/ ROBERT A. BALLIN Robert A. Ballin	Director

Donald A. Bick	Director

/s/ LARRY G. CAMPBELL Larry G. Campbell	Director

/s/ MICHAEL HOLCOMB Michael Holcomb	Director

Michael D. Holzgang	Director

Donald L. Krahmer	Director

/s/ DAVID G. MONTGOMERY Donald G. Montgomery	Director

John H. Rickman	Director

/s/ RONALD F. TAYLOR Ronald F. Taylor	Director

INDEX OF EXHIBITS

Exhibit Number	Description

5.1	Opinion of Graham & Dunn PC, Registrant’s legal counsel, regarding legality of the Common Stock being registered

23.1	Consent of Graham & Dunn PC (included in Exhibit 5.1)

23.2	Consent of Zirkle, Long & Trigueiro, LLC

24.1	Powers of Attorney (see the Signature Page and certified resolutions of the Registrant’s Board of Directors)

99.1	Amended 1999 Employee Stock Option Plan

99.2	Amended 1999 Director Stock Option Plan

99.3	Form of Incentive Stock Option Agreement

99.4	Form of Nonqualified Stock Option Agreement